UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2015

CORPORATE CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

CCT Funding LLC (“CCT Funding”), a wholly owned subsidiary of Corporate Capital Trust, Inc., is the borrower under a credit agreement dated August 22, 2011 with Deutsche Bank AG, New York Branch (“DBNY”), as administrative agent, and the lenders referred to therein (as amended February 28, 2012, August 20, 2012, February 11, 2013, January 28, 2014, and January 9, 2015, the “Credit Agreement”). On September 11, 2015 (the “Effective Date”), CCT Funding and DBNY entered into a sixth amendment to the Credit Agreement (the “Sixth Amendment”). The Credit Agreement, as further amended by the Sixth Amendment, and collectively with the correlative documents relating to the Credit Agreement are hereinafter referred to as the “Amended Credit Agreement.”

The Amended Credit Agreement provides for up to an additional $100 million in borrowings on a commitment basis (the “Tranche F Commitment”). From and after the Effective Date, all borrowings that exceed the Credit Agreement’s first $150 million “Tranche E” commitment will be made under the Tranche F Commitment, which will bear interest based on a three-month adjusted London interbank offered rate for the relevant interest period, plus 1.95% per annum, and will mature on September 11, 2017. Fees associated with the Amended Credit Agreement include an administrative agent’s fee equal to 0.015% per year, payable monthly in arrears on the aggregate amount of the average outstanding commitments for such month; an annual fee of 0.5% on any unused commitment amounts; and an additional annual fee of 1.95% of the excess, if any, of (x) 80% of the commitments, less (y) the aggregate principal amount of outstanding borrowings.

The foregoing description of the Amended Credit Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Sixth Amendment and the full text of the previously filed Credit Agreement (including all prior amendments thereto).

Item 2.03. Creation of a Direct Financial Obligation.

The information included under Item 1.01, above, is incorporated by reference into this Item 2.03.

As of the date of this filing, CCT Funding had borrowed an aggregate of $150 million in principal amount under the Credit Agreement’s credit facility.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.:	Description

10.1	Sixth Amendment to Credit Agreement dated September 11, 2015 by and among CCT Funding LLC, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders party thereto.

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2015		CORPORATE CAPITAL TRUST, INC.
a Maryland Corporation

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford
President and Chief Financial Officer